Two Harbors Investment Corp. Reports First Quarter 2024 Financial Results
Positioned for Higher-for-Longer Rates with Growing MSR Portfolio and Operational Platform

NEW YORK, April 29, 2024 - Two Harbors Investment Corp. (NYSE: TWO), an MSR + Agency RMBS real estate investment trust (REIT), today announced its financial results for the quarter ended March 31, 2024.

Quarterly Summary
•Reported book value of $15.64 per common share, and declared a first quarter common stock dividend of $0.45 per share, representing a 5.8% quarterly economic return on book value.(1)
•Generated Comprehensive Income of $89.4 million, or $0.85 per weighted average basic common share.
•Repurchased 485,609 shares of preferred stock, lowering the ratio of preferred stock to total equity.(2)
•Settled $3.1 billion unpaid principal balance (UPB) of MSR through a bulk purchase and flow-sale acquisitions.

“Stronger than expected economic data and sticky inflation readings pushed interest rates higher in the quarter, though the consensus view remains that a soft landing in 2024 is the most likely outcome,” stated Bill Greenberg, Two Harbors’ President and CEO. “Our portfolio of MSR, which represents more than 60% of our capital allocation, is positioned to benefit in an environment where rates are higher for longer. Our portfolio’s prepayment sensitivity remains low, with less than 1% of loans having an economic incentive to refinance and over 85% of loans at least 250 basis points below current mortgage rates. We expect the low duration and low convexity characteristics of MSR to continue to generate attractive cashflows with low spread volatility.”

“Though the market remains subject to periods of high realized rate volatility, nominal spreads for Agency RMBS are wide on a historical basis and provide attractive levered returns,” stated Nick Letica, Two Harbors’ Chief Investment Officer. “The likelihood of significant tightening of RMBS spreads seems remote absent a substantial dovish pivot by the Federal Reserve, which would also bring in bank buyers from the sidelines. We are content to let spreads sit at these levels – wider for longer – and are optimistic about the return potential of our portfolio going forward.”

________________
(1)Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.
(2)Includes 35,047 Series A, 280,060 Series B and 170,502 Series C preferred shares for the three months ended March 31, 2024.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the first quarter of 2024 and fourth quarter of 2023:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended March 31, 2024			Three Months Ended December 31, 2023
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income	$89,370	$0.85	22.4%	$38,886	$0.40	10.5%
GAAP Net Income (Loss)	$192,448	$1.85	48.2%	$(444,693)	$(4.56)	(120.4)%
Earnings Available for Distribution(1)	$4,725	$0.05	1.2%	$(10,505)	$(0.11)	(2.8)%

Operating Metrics
Dividend per common share	$0.45			$0.45
Annualized dividend yield(2)	13.6%			12.9%
Book value per common share at period end	$15.64			$15.21
Economic return on book value(3)	5.8%			2.0%
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses(4)	$40,300			$40,235
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses, as a percentage of average equity(4)	7.2%			7.6%
_______________
(1)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 10 for a definition of EAD and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $6.1 million for the first quarter of 2024 and $1.6 million for the fourth quarter of 2023 and certain operating expenses of $1.2 million for the first quarter of 2024 and $3.4 million for the fourth quarter of 2023. Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC.

Portfolio Summary
As of March 31, 2024, the company’s portfolio was comprised of $11.3 billion of Agency RMBS, MSR and other investment securities as well as their associated notional debt hedges. Additionally, the company held $3.4 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of March 31, 2024 and December 31, 2023:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of March 31, 2024		As of December 31, 2023
	(unaudited)		(unaudited)
Agency RMBS	$8,188,432	72.6%	$8,335,245	73.2%
Mortgage servicing rights(1)	3,084,879	27.4%	3,052,016	26.8%
Other	3,953	—%	4,150	—%
Aggregate Portfolio	11,277,264		11,391,411
Net TBA position(2)	3,433,417		3,222,022
Total Portfolio	$14,710,681		$14,613,433
________________
(1)Based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases.
(2)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.

Portfolio Metrics Specific to Agency RMBS	As of March 31, 2024	As of December 31, 2023
	(unaudited)	(unaudited)
Weighted average cost basis(1)	$100.70	$100.65
Weighted average experienced three-month CPR	4.8%	5.2%
Gross weighted average coupon rate	5.6%	5.5%
Weighted average loan age (months)	30	28
______________
(1)Weighted average cost basis includes Agency principal and interest RMBS only and utilizes carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of March 31, 2024	As of December 31, 2023
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$213,596,880	$215,647,172
Gross coupon rate	3.5%	3.5%
Current loan size	$335	$336
Original FICO(2)	759	759
Original LTV	72%	72%
60+ day delinquencies	0.7%	0.7%
Net servicing fee	25.3 basis points	25.3 basis points

	Three Months Ended March 31, 2024	Three Months Ended December 31, 2023
	(unaudited)	(unaudited)
Fair value gains (losses)	$11,012	$(172,589)
Servicing income	$160,928	$174,243
Servicing costs	$6,904	$13,259
Change in servicing reserves	$215	$(1,230)
________________
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of March 31, 2024	As of December 31, 2023
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional(1)	$3,450,000	$3,497,000
Futures notional	$(5,638,800)	$(6,203,050)
Interest rate swaps notional	$9,822,112	$17,788,114
Swaptions net notional	$—	$(200,000)
________________
(1)Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, term notes and convertible senior notes as of March 31, 2024 and December 31, 2023:

March 31, 2024	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$8,102,661	5.52%	2.91	18
Repurchase agreements collateralized by MSR	258,977	6.92%	5.28	3
Total repurchase agreements	8,361,638	5.61%	2.98	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,357,671	8.56%	15.32	4
Term notes payable collateralized by MSR	295,520	8.24%	2.83	n/a
Unsecured convertible senior notes	268,953	6.25%	21.53	n/a
Total borrowings	$10,283,782

December 31, 2023	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$7,747,635	5.64%	1.59	18
Repurchase agreements collateralized by MSR	272,572	7.08%	7.72	3
Total repurchase agreements	8,020,207	5.74%	1.80	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,329,171	8.66%	13.41	4
Term notes payable collateralized by MSR	295,271	8.27%	5.82	n/a
Unsecured convertible senior notes	268,582	6.25%	24.53	n/a
Total borrowings	$9,913,231

Borrowings by Collateral Type	As of March 31, 2024		As of December 31, 2023
(dollars in thousands)	(unaudited)		(unaudited)
Agency RMBS	$8,102,444		$7,747,402
Mortgage servicing rights and related servicing advance obligations	1,912,168		1,897,014
Other - secured	217		233
Other - unsecured(1)	268,953		268,582
Total	10,283,782		9,913,231
TBA cost basis	3,421,932		3,170,548
Net payable (receivable) for unsettled RMBS	(213,264)		196,644
Total, including TBAs and net payable (receivable) for unsettled RMBS	$13,492,450		$13,280,423

Debt-to-equity ratio at period-end(2)	4.6	:1.0	4.5	:1.0
Economic debt-to-equity ratio at period-end(3)	6.0	:1.0	6.0	:1.0

Cost of Financing by Collateral Type(4)	Three Months Ended March 31, 2024		Three Months Ended December 31, 2023
	(unaudited)		(unaudited)
Agency RMBS	5.63%		5.74%
Mortgage servicing rights and related servicing advance obligations(5)	9.08%		9.19%
Other - secured	6.99%		6.87%
Other - unsecured(1)(5)	6.87%		6.93%
Annualized cost of financing	6.30%		6.43%
Interest rate swaps(6)	(0.56)%		(0.28)%
U.S. Treasury futures(7)	(0.30)%		(0.20)%
TBAs(8)	3.57%		3.64%
Annualized cost of financing, including swaps, U.S. Treasury futures and TBAs	5.02%		5.62%
____________________
(1)Unsecured convertible senior notes.
(2)Defined as total borrowings to fund Agency and non-Agency investment securities and MSR, divided by total equity.
(3)Defined as total borrowings to fund Agency and non-Agency investment securities and MSR, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity.
(4)Excludes any repurchase agreements collateralized by U.S. Treasuries.
(5)Includes amortization of debt issuance costs.
(6)The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings includes interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements and is calculated using average borrowings balance as the denominator.
(7)The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(8)The implied financing benefit/cost of dollar roll income on TBAs is calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP.

Conference Call
Two Harbors Investment Corp. will host a conference call on April 30, 2024 at 9:00 a.m. ET to discuss its first quarter 2024 financial results and related information. To participate in the teleconference, please call toll-free (888) 224-1121 approximately 10 minutes prior to the above start time and providing the Conference Code 9827118. The conference call will also be webcast live and accessible online in the News & Events section of the company’s website at www.twoharborsinvestment.com. For those unable to attend, a replay of the webcast will be available on the company’s website approximately four hours after the live call ends.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in mortgage servicing rights, residential mortgage-backed securities, and other financial assets. Two Harbors is headquartered in St. Louis Park, MN.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to recognize the benefits of our acquisition of RoundPoint Mortgage Servicing LLC and to manage the risks associated with operating a mortgage loan servicer; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and to maintain our MSR portfolio; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as earnings available for distribution and related per basic common share measures. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 10 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at www.twoharborsinvestment.com, at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, telephone (612) 453-4100.

Contact
Margaret Karr, Head of Investor Relations, Two Harbors Investment Corp., (612)-453-4080, Margaret.Karr@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $8,467,938 and $8,509,383, respectively; allowance for credit losses $3,607 and $3,943, respectively)	$8,182,544	$8,327,149
Mortgage servicing rights, at fair value	3,084,879	3,052,016
Cash and cash equivalents	666,244	729,732
Restricted cash	72,184	65,101
Accrued interest receivable	35,487	35,339
Due from counterparties	545,312	323,224
Derivative assets, at fair value	24,397	85,291
Reverse repurchase agreements	351,843	284,091
Other assets	199,035	236,857
Total Assets	$13,161,925	$13,138,800
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$8,361,638	$8,020,207
Revolving credit facilities	1,357,671	1,329,171
Term notes payable	295,520	295,271
Convertible senior notes	268,953	268,582
Derivative liabilities, at fair value	3,027	21,506
Due to counterparties	330,551	574,735
Dividends payable	58,685	58,731
Accrued interest payable	79,990	141,773
Other liabilities	165,820	225,434
Total Liabilities	10,921,855	10,935,410
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 24,870,817 and 25,356,426 shares issued and outstanding, respectively ($621,770 and $633,911 liquidation preference, respectively)	601,467	613,213
Common stock, par value $0.01 per share; 175,000,000 shares authorized and 103,474,944 and 103,206,457 shares issued and outstanding, respectively	1,035	1,032
Additional paid-in capital	5,931,558	5,925,424
Accumulated other comprehensive loss	(279,507)	(176,429)
Cumulative earnings	1,554,205	1,349,973
Cumulative distributions to stockholders	(5,568,688)	(5,509,823)
Total Stockholders’ Equity	2,240,070	2,203,390
Total Liabilities and Stockholders’ Equity	$13,161,925	$13,138,800

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended March 31, 2024
	2024	2023
	(unaudited)
Net interest income (expense):
Interest income	$117,783	$116,593
Interest expense	160,000	142,490
Net interest expense	(42,217)	(25,897)
Net servicing income:
Servicing income	166,333	153,320
Servicing costs	7,119	28,366
Net servicing income	159,214	124,954
Other income (loss):
(Loss) gain on investment securities	(10,975)	10,798
Gain (loss) on servicing asset	11,012	(28,079)
Gain (loss) on interest rate swap and swaption agreements	98,510	(82,154)
Gain (loss) on other derivative instruments	47,599	(155,771)
Other (loss) income	(3)	—
Total other income (loss)	146,143	(255,206)
Expenses:
Compensation and benefits	26,529	14,083
Other operating expenses	21,052	10,484
Total expenses	47,581	24,567
Income (loss) before income taxes	215,559	(180,716)
Provision for (benefit from) income taxes	11,971	(3,908)
Net income (loss)	203,588	(176,808)
Dividends on preferred stock	(11,784)	(12,365)
Gain on repurchase and retirement of preferred stock	644	—
Net income (loss) attributable to common stockholders	$192,448	$(189,173)
Basic earnings (loss) per weighted average common share	$1.85	$(2.05)
Diluted earnings (loss) per weighted average common share	$1.73	$(2.05)
Dividends declared per common share	$0.45	$0.60
Weighted average number of shares of common stock:
Basic	103,401,940	92,575,840
Diluted	112,973,317	92,575,840
Comprehensive income (loss):
Net income (loss)	$203,588	$(176,808)
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities	(103,078)	125,931
Other comprehensive (loss) income	(103,078)	125,931
Comprehensive income (loss)	100,510	(50,877)
Dividends on preferred stock	(11,784)	(12,365)
Gain on repurchase and retirement of preferred stock	644	—
Comprehensive income (loss) attributable to common stockholders	$89,370	$(63,242)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	March 31, 2024	December 31, 2023
	(unaudited)	(unaudited)
Reconciliation of Comprehensive income to Earnings Available for Distribution:
Comprehensive income attributable to common stockholders	$89,370	$38,886
Adjustment for other comprehensive loss (income) attributable to common stockholders:
Unrealized loss (gain) on available-for-sale securities	103,078	(483,579)
Net income (loss) attributable to common stockholders	$192,448	$(444,693)
Adjustments to exclude reported realized and unrealized (gains) losses:
Realized loss on securities	10,915	83,505
Unrealized gain on securities	(20)	(708)
Provision (reversal of provision) for credit losses	80	(328)
Realized and unrealized (gain) loss on mortgage servicing rights	(11,012)	172,589
Realized (gain) loss on termination or expiration of interest rate swaps and swaptions	(13,890)	12,438
Unrealized (gain) loss on interest rate swaps and swaptions	(70,325)	134,240
Realized and unrealized (gain) loss on other derivative instruments	(47,489)	143,906
Gain on repurchase and retirement of preferred stock	(644)	(519)
Other realized and unrealized losses	3	—
Other adjustments:
MSR amortization(1)	(78,704)	(88,286)
TBA dollar roll (losses) income(2)	(1,905)	(777)
U.S. Treasury futures income(3)	7,694	5,143
Change in servicing reserves	215	(1,230)
Non-cash equity compensation expense	6,083	1,613
Certain operating expenses(4)	1,198	3,408
Net provision for (benefit from) income taxes on non-EAD	10,078	(30,806)
Earnings available for distribution to common stockholders(5)	$4,725	$(10,505)
Weighted average basic common shares	103,401,940	97,489,039
Earnings available for distribution to common stockholders per weighted average basic common share	$0.05	$(0.11)
_____________
(1)MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(3)U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(4)Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC.
(5)EAD is a non-GAAP measure that we define as comprehensive income attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate portfolio, gains and losses on repurchases of preferred stock, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and certain operating expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and certain cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.